ServiceSource Reports Third Quarter 2017 Financial Results

DENVER, November 8, 2017 - ServiceSource® (Nasdaq: SREV), a global leader in outsourced customer success and revenue growth solutions, today announced financial results for the third quarter ended September 30, 2017.

“With all key financial metrics beating guidance, ServiceSource delivered a solid quarter in Q3. Our teams executed well on multiple fronts, with another strong quarter of new logo and expansion sales complemented by improved performance and outcomes for our installed base,” said Christopher M. Carrington, CEO of ServiceSource. “While Q4 revenue will be muted from our earlier expectations, we continue to see improvements in the underlying long-term fundamentals of the business.”

GAAP revenue was $58.1 million in the third quarter, representing a 7.0% decrease from the $62.5 million delivered in the same period in the prior year.

For the third quarter of fiscal year 2017, GAAP net loss in the quarter was $5.2 million, or $0.06 per share, compared with GAAP net loss of $9.3 million, or $0.11 per share, for the same period last year. Non-GAAP net income in the quarter was $2.0 million compared with Non-GAAP net income of $1.3 million for the same period last year. Non-GAAP net income was $0.02 per basic and diluted share, compared with non-GAAP net income of $0.02 per basic and diluted share for the same period last year. Adjusted EBITDA was income of $5.7 million, compared with income of $4.1 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided following the financial statement tables included in this press release.

For the fourth quarter of fiscal 2017, ServiceSource is providing the following guidance:

•	Revenue of $61 million to $64 million

•	GAAP gross margin of 31.3% to 34.5%; non-GAAP gross margin of 36.5% to 39.5%

•	GAAP operating expenses of $24 million to $25 million; non-GAAP operating expenses of $20 million to $21 million

•	GAAP net loss of $5.5 million to $7.5 million; non-GAAP net income of $1.5 million to $3.5 million

For the fiscal 2017, ServiceSource is reaffirming its guidance:

•	Revenue of $234 million to $237 million

•	GAAP gross margin of 31% to 32%; non-GAAP gross margin of 36% to 37%

•	GAAP operating expenses of $99 million to $100 million; non-GAAP operating expenses of $78 million to $79 million

•	GAAP net loss of $39.5 million to $41.5 million; non-GAAP net income of $3.5 million to $5.5 million

•	Adjusted EBITDA of $15 to $17 million

Please see the third quarter presentation on the Events and Presentations section of the Investor

Relations web site (http://ir.servicesource.com/events) for a reconciliation between GAAP and non-GAAP measures in our guidance.

Quarterly Conference Call
ServiceSource will discuss its third quarter 2017 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 1122868. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our go-forward model will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue, opportunity under management, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ: SREV) is a global leader in providing outsourced, performance-based revenue growth and customer success outcomes. ServiceSource’s Revenue-as-a-Service platform is designed to measurably accelerate customer ROI by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by more than 65 global market leaders in the cloud/XaaS, software, technology hardware, healthcare & life sciences and industrial sectors, ServiceSource sells, manages or renews $9+ billion of revenue annually on behalf of its clients. By leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals, only ServiceSource brings to market over 15 years of expertise and the ability to drive recurring revenue growth in 35 languages to more than 170 countries. To learn more, visit http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2017	2016	2017	2016
Net revenue	$58,132	$62,514	$173,103	$184,233
Cost of revenue (1)	40,803	40,789	121,729	122,568
Gross profit	17,329	21,725	51,374	61,665
Operating expenses:
Sales and marketing (1)	7,829	8,847	24,790	30,626
Research and development (1)	1,048	1,952	4,534	6,132
General and administrative (1)	12,543	14,638	40,029	38,233
Restructuring and other (1)	545	—	6,259	—
Total operating expenses	21,965	25,437	75,612	74,991
Loss from operations	(4,636)	(3,712)	(24,238)	(13,326)
Interest expense and other, net	(2,839)	(2,291)	(7,555)	(5,499)
Gain (loss) on cost basis equity investment	2,100	(2,300)	2,100	(2,300)
Loss before income taxes	(5,375)	(8,303)	(29,693)	(21,125)
Income tax (benefit) provision	(180)	968	227	2,505
Net loss	$(5,195)	$(9,271)	$(29,920)	$(23,630)
Net loss per share, basic and diluted	$(0.06)	$(0.11)	$(0.34)	$(0.27)
Weighted average common shares outstanding, basic and diluted	89,511	86,283	88,907	85,981

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cost of revenue	$385	$299	$969	$1,146
Sales and marketing	982	565	2,834	2,152
Research and development	42	106	107	448
General and administrative	2,074	1,276	6,486	3,695
Restructuring and other	352	—	352	—
Total stock-based compensation	$3,835	$2,246	$10,748	$7,441

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$39,585	$47,692
Short-term investments	140,188	137,881
Accounts receivable, net	53,061	63,289
Prepaid expenses and other	7,326	7,607
Total current assets	240,160	256,469
Property and equipment, net	35,703	38,180
Deferred income taxes, net of current portion	69	64
Goodwill and intangibles, net	6,797	7,932
Other assets, net	3,556	3,445
Total assets	$286,285	$306,090

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,129	$1,916
Accrued taxes	387	1,388
Accrued compensation and benefits	17,470	21,579
Convertible notes, net	141,726	—
Deferred revenue	1,713	4,152
Accrued expenses	6,127	5,891
Other current liabilities	1,241	2,958
Total current liabilities	169,793	37,884
Convertible notes, net	—	134,775
Other long-term liabilities	7,127	6,495
Total liabilities	176,920	179,154
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	355,969	344,521
Accumulated deficit	(246,281)	(216,361)
Accumulated other comprehensive income	110	(791)
Total stockholders’ equity	109,365	126,936
Total liabilities and stockholders’ equity	$286,285	$306,090

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(29,920)	$(23,630)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,167	11,636
Amortization of debt discount and issuance costs	6,951	6,464
Amortization of premium on short-term investments	(172)	888
Deferred income taxes	177	1,698
Stock-based compensation	10,396	7,441
Restructuring and other	2,522	—
(Gain) loss on cost basis equity investment	(2,100)	2,300
Changes in operating assets and liabilities:
Accounts receivable, net	12,307	2,778
Deferred revenue	(2,440)	(805)
Prepaid expenses and other	387	1,306
Accounts payable	(813)	407
Accrued taxes	(1,019)	(627)
Accrued compensation and benefits	(4,713)	(1,509)
Accrued expenses	(839)	1,670
Other liabilities	(1,375)	(311)
Net cash provided by operating activities	6,516	9,706
Cash flows from investing activities
Acquisition of property and equipment	(13,843)	(21,203)
Proceeds from sale of cost basis equity investment	2,100	—
Purchases of short-term investments	(56,589)	(86,365)
Sales of short-term investments	51,119	83,331
Maturities of short-term investments	3,506	350
Net cash used in investing activities	(13,707)	(23,887)
Cash flows from financing activities
Repayment on capital lease obligations	(52)	(120)
Repurchase of common stock	—	(8,921)
Proceeds from common stock issuances	1,062	5,034
Minimum tax withholding requirement	(735)	(770)
Net cash provided by (used in) financing activities	275	(4,777)
Net decrease in cash and cash equivalents	(6,916)	(18,958)
Effect of exchange rate changes on cash and cash equivalents	(1,191)	(1,681)
Cash and cash equivalents at beginning of period	47,692	72,334
Cash and cash equivalents at end of period	$39,585	$51,695

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period due to the impact of purchase accounting rules related to deferred revenue acquired.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net income (loss) consists of net loss plus stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, restructuring and other related costs, litigation reserve, (gain) loss on cost basis equity investment, non-cash interest expense and applying an income tax rate of 40% on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax (benefit) expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, restructuring and other related costs, litigation reserve and (gain) loss on cost basis equity investment. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2017	2016	2017	2016
Net Revenue
GAAP net revenue		$58,132	$62,514	$173,103	$184,233
Non-GAAP net revenue		$58,132	$62,514	$173,103	$184,233

Gross Profit
GAAP gross profit		$17,329	$21,725	$51,374	$61,665
Non-GAAP adjustments:
Stock-based compensation	(A)	385	299	969	1,146
Amortization of internally-developed software	(B)	3,514	1,695	8,998	4,867
Amortization of purchased intangible assets	(C)	247	246	741	741
Non-GAAP gross profit		$21,475	$23,965	$62,082	$68,419

Gross Profit %
GAAP gross profit		30%	35%	30%	33%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	—%	1%	1%
Amortization of internally-developed software	(B)	6%	3%	5%	3%
Amortization of purchased intangible assets	(C)	—%	—%	—%	—%
Non-GAAP gross profit		37%	38%	36%	37%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$21,965	$25,437	$75,612	$74,991
Stock-based compensation	(A)	(3,098)	(1,947)	(9,427)	(6,295)
Amortization of internally-developed software	(B)	(476)	(194)	(1,151)	(449)
Amortization of purchased intangible assets	(C)	(131)	(131)	(394)	(394)
Restructuring and other	(D)	(545)	—	(6,259)	—
Litigation reserve	(E)	—	(1,500)	—	(1,500)
Non-GAAP operating expenses		$17,715	$21,665	$58,381	$66,353

Net loss
GAAP net loss		$(5,195)	$(9,271)	$(29,920)	$(23,630)
Non-GAAP adjustments:
Stock-based compensation	(A)	3,483	2,246	10,396	7,441
Amortization of internally-developed software	(B)	3,990	1,888	10,149	5,316
Amortization of purchased intangible assets	(C)	378	377	1,134	1,134
Restructuring and other	(D)	545	—	6,259	—
Litigation reserve	(E)	—	1,500	—	1,500
(Gain) loss on cost basis equity investment	(F)	(2,100)	2,300	(2,100)	2,300
Non-cash interest expense	(G)	2,394	2,217	6,951	6,464
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	(1,506)	78	(1,012)	2,813
Non-GAAP net income		$1,989	$1,335	$1,857	$3,338

Diluted Net Loss Per Share
GAAP net loss per share		$(0.06)	$(0.11)	$(0.34)	$(0.27)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.04	0.03	0.12	0.09
Amortization of internally-developed software	(B)	0.04	0.02	0.11	0.06
Amortization of purchased intangible assets	(C)	—	—	0.01	0.01
Restructuring and other	(D)	0.01	—	0.07	—
Litigation reserve	(E)	—	0.02	—	0.02
Gain/(loss) on cost basis equity investment	(F)	(0.02)	0.03	(0.02)	0.03
Non-cash interest expense	(G)	0.03	0.03	0.08	0.08
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	(0.02)	—	(0.01)	0.03
Non-GAAP diluted net income per share		$0.02	$0.02	$0.02	$0.04
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		89,511	86,283	88,907	85,981

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and therefore are properly determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(D) Restructuring and other. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of stock compensation related to the accelerated vesting of certain equity awards, employees' severance payments, related employee benefits, related legal fees, asset impairment charges and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.

(E) Litigation reserve. The Company records a contingent liability when it is probably that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. As of September 30, 2017 and 2016, the Company has accrued a $1.5 million reserve relating to our potential liability for currently pending disputes. These reserves are one-time in nature charges that are not indicative of our core operating performance.

(F) (Gain) loss on cost basis equity investment. In 2013 we made an equity investment in a private company for $4.5 million, which represented less than 5% of the outstanding equity of the company. Based on unfavorable growth trends and declining financial performance of this private company, the Company determined that its investment was fully impaired and recorded a $2.3 million and $2.2 million impairment charge in the third and fourth quarters of 2016, respectively. During the quarter ended September 30, 2017, the Company sold this investment for $2.1 million in cash and recorded the proceeds as a gain.

(G) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(H) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F and G noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss	$(5,195)	$(9,271)	$(29,920)	$(23,630)
Income tax (benefit) provision	(180)	968	227	2,505
Interest expense and other, net	2,839	2,291	7,555	5,499
Depreciation and amortization	6,342	4,072	17,117	11,636
EBITDA	3,806	(1,940)	(5,021)	(3,990)
Stock-based compensation	3,483	2,246	10,396	7,441
Litigation reserve	—	1,500	—	1,500
(Gain) loss on cost basis equity investment	(2,100)	2,300	(2,100)	2,300
Restructuring and other	545	—	6,259	—
Adjusted EBITDA	$5,734	$4,106	$9,534	$7,251

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
ebylin@servicesource.com